UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 21, 2026 (January 21, 2026)

Global Business Travel Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-39576	98-0598290
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

666 3rd Avenue, 4th Floor

New York, New York 10017
(Address of principal executive offices) (Zip Code)

(646) 344-1290
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value of $0.0001 per share	GBTG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Senior Secured Credit Agreement

On January 21, 2026, Global Business Travel Group, Inc. (the “Company”), GBT US III LLC (the “Initial Borrower”) and certain subsidiaries of the Company entered into a second amendment (the “Amendment”) to that certain amended and restated credit agreement, dated as of July 26, 2024 (as amended by Amendment No. 1, dated as of February 4, 2025, and as further amended, restated, supplemented or otherwise modified prior to the effectiveness of the Amendment, the “Existing Credit Agreement” and, the Existing Credit Agreement, as amended by the Amendment, the “Amended Credit Agreement”), among the Company, the Initial Borrower, the lenders and letter of credit issuers from time to time party thereto and Morgan Stanley Senior Funding, Inc., as the administrative agent and as the collateral agent.

The Amendment reduces the interest rate margin applicable to term loans under the Existing Credit Agreement by 0.50% and increases the aggregate principal amount of such term loans by $100,000,000.

After giving effect to the Amendment and the borrowing of the incremental loans in accordance with the Amendment and the Amended Credit Agreement, the outstanding term loans will be governed by the same terms and are intended to constitute a single fungible class. Such loans will bear interest based on SOFR (or, at the Initial Borrower’s option, at an alternate base rate), plus a margin of 2.00% per annum for SOFR-based loans (or 1.00% per annum for base rate-based loans).

Otherwise, the Amended Credit Agreement will have substantially the same terms as the Existing Credit Agreement. The term loans mature, and will become due and payable in full, on July 26, 2031. Principal amounts outstanding amortize in an amount equal to $3,752,525.25 per quarter, with the balance due at maturity.

At the option of the Initial Borrower (upon prior written notice), the term loans may be voluntarily prepaid, in whole or in part, at any time without premium or penalty (other than (x) a prepayment premium of 1% of the principal amount of such loans subject to certain repricing transactions occurring prior to July 21, 2026 and (y) customary breakage costs in connection with certain prepayments of loans).

The Initial Borrower is also obligated to pay customary fees in connection with the Amendment.

The foregoing description of the Amendment is a general description only, does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Amendment No. 2, dated as of January 21, 2026, by and among Global Business Travel Group Inc., GBT US III LLC, the other loan parties party thereto, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent and as collateral agent.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5) and Item 601(b)(2). The Company agrees to furnish supplementally a copy of such exhibits and schedules, or any section thereof, to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Business Travel Group, Inc.

By:	/s/ Eric J. Bock
	Name:	Eric J. Bock
	Title:	Chief Legal Officer, Global Head of M&A and Compliance and Corporate Secretary

Date: January 21, 2026